Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

The Board of Directors

Diebold, Incorporated:

We consent to the use of our report dated February 17, 2015, except as to Note 20, which is as of November 23, 2015, with respect to the consolidated balance sheets of Diebold, Incorporated as of December 31, 2014 and 2013, and the related consolidated statements of operations, comprehensive (loss) income, equity, and cash flows for each of the years in the three-year period ended December 31, 2014, and the related financial statement schedule, incorporated herein by reference to the current report on Form 8-K of Diebold, Incorporated dated November 23, 2015. We also consent to the use of our report dated February 17, 2015, with respect to the effectiveness of internal control over financial reporting as of December 31, 2014, incorporated herein by reference to the December 31, 2014 annual report on Form 10-K of Diebold, Incorporated and to the reference to our firm under the heading “Experts” in the prospectus.

/s/ KPMG LLP

Cleveland, Ohio

February 5, 2016